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                      SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C. 20549


                                --------------



                                  FORM 8-K/A
                              (AMENDMENT NO. 1)

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): December 15, 2000

                       United Therapeutics Corporation
        -------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)



     Delaware                  0-26301              52-1984749
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  (State or Other            (Commission         (I.R.S. Employer
  Jurisdiction of           File Number)      Identification Number)
  Incorporation)

             1110 Spring Street
             Silver Spring, MD                                    20910
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  (Address of Principal Executive Offices)                      (Zip Code)


             Registrant's telephone number, including area code:

                                (301) 608-9292
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ITEM 2.  ACQUISITION OF ASSETS.

         On December 28, 2000, UP Subsidiary Corporation, a Delaware corporation ("UP Sub") and a wholly owned subsidiary of United Therapeutics Corporation, a Delaware corporation (the "Company"), closed the acquisition of all the assets and certain liabilities of Cooke Pharma, Inc., a California corporation ("Cooke Pharma") pursuant to the terms of an Asset Purchase Agreement dated as of December 15, 2000.

         The acquisition was structured as a taxable stock-for-assets purchase with a residual royalty stream. The Company issued approximately 300,000 shares of its common stock to Cooke Pharma, subject to adjustment within a year. The Company agreed to register all of these shares for resale by Cooke Pharma in accordance with the terms of the Registration Rights Agreement dated as of December 15, 2000 between the Company and Cooke Pharma. Approximately 150,000 of the shares issued to Cooke Pharma are subject to escrow arrangements pursuant to the terms of an Escrow Agreement dated as of December 15, 2000 among the Company, UP Sub, Cooke Pharma and Mahon, Patusky, Rothblatt and Fisher, Chartered, as escrow agent. In addition, UP Sub agreed to pay a single-digit cash royalty to Cooke Pharma on sales of Cooke Pharma products up to an additional $49 million, subject to possible reduction.

         Cooke Pharma may receive additional shares from the Company on the first anniversary of the closing if the average closing price of the Company's common stock over the 90 calendar days prior to the anniversary is less than $90.00 per share, in order to achieve the equivalence of the shares issued to Cooke Pharma at the closing valued at $90.00 per share. If, however, such average closing price is less than $51.65 per share, the additional shares to be issued to Cooke Pharma shall not exceed a value equal to the difference between $90.00 and $51.65 per share. If the average anniversary closing price is greater than $99.00 per share, the number of shares of the Company's common stock issued as of the date of closing shall be adjusted as if it had a value of $99.00 at closing (for a total value not to exceed approximately $30 million), and the Company shall receive the remaining shares following the adjustment.

         Cooke Pharma (now UP Sub) is a medical foods company engaged in the business of development and marketing of medical foods and other products enriched with the amino acid L-arginine and is the exclusive maker of the HeartBar(R), the first and only medical food for angina and other cardiovascular conditions. UP Sub will continue this business under the Cooke Pharma name and will be managed by Cooke Pharma's existing management team.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Business Acquired

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         Financial statements required by this Item 7 are not included in this amendment to current report on Form 8-K. Such financial statements will be filed by additional amendment within the 60 days permitted under this Item 7.

         (b)  Pro Forma Financial Information

         Pro forma financial information required by this Item 7 are not included in this amendment to current report on Form 8-K. Such pro forma financial information will be filed by additional amendment within the 60 days permitted under this Item 7.

         (c)  Exhibits

         2.1 Asset Purchase Agreement dated as of December 15, 2000 among UP Sub, the Company and Cooke Pharma.*

         2.2. Registration Rights Agreement dated as of December 15, 2000 between the Company and Cooke Pharma.

         2.3 Escrow Agreement dated as of December 15, 2000 among the Company, UP Sub, Cooke Pharma and Mahon, Patusky, Rothblatt & Fisher, Chartered, as escrow agent.


         * The registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to this Agreement to the Securities and Exchange Commission upon request.

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                                  SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            United Therapeutics Corporation
                                            (Registrant)



Date:  January 31, 2001                     By:      /s/ Fred T. Hadeed
                                                     -----------------------
                                            Name:    Fred T. Hadeed
                                            Title:   Chief Financial Officer


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                                Exhibit Index

         Exhibit No.          Description of Exhibit
         -----------          ----------------------
           2.1                Asset Purchase Agreement dated as of December
                              15, 2000 among UP Sub, the Company and Cooke
                              Pharma.

           2.2.               Registration Rights Agreement dated as of
                              December 15, 2000 between the Company and Cooke
                              Pharma.

           2.3 Escrow Agreement dated as of December 15, 2000 among the Company, UP Sub, Cooke Pharma and
                              Mahon, Patusky, Rothblatt & Fisher, Chartered, as escrow agent.